UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 12, 2010

Sino-Bon Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52224	88-0409166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 031-088, Shennan Zhong Road
Shenzhen City, P.R. China 518031

(Address of principal executive offices)

Telephone – 0086-755-23990959

Sunnyside Acres Mobile Estates

(Former Name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 12, 2010, Sunnyside Acres Mobile Estates, a Nevada corporation (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada changing the name of the Company to “Sino-Bon Entertainment, Inc.,” increasing the Company’s number of authorized shares of common stock from 25,000,000 to 100,000,000, and effecting a two-for-one forward stock split of the outstanding shares of common stock of the Company effective after the close of business on July 12, 2010.  The Company’s common stock on a split adjusted basis has a new CUSIP number 82936W 10 6.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 5.07   Submission of Matters to a Vote of Security Holders

On July 12, 2010, the Company certified receipt of written consents (the “Consents”) from the holders of 13,360,300 shares, or 53.4% of the outstanding voting power of the common stock of the Company, consenting to each of the three items contained in the Consents, namely changing the name of the Company to “Sino-Bon Entertainment, Inc., increasing the Company’s number of authorized shares of common stock from 25,000,000 to 100,000,000, and effecting a two-for-one forward stock split of the outstanding shares of common stock of the Company.  The Company solicited the Consents pursuant to a definitive statement on Schedule 14A filed with the Securities and Exchange Commission on June 18, 2010.  The receipt of the executed Consents by the Company constituted the requisite shareholder approval of each of the three items contained therein and the filing of the Certificate of Amendment.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on July 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 12, 2010

Sino-Bon Entertainment, Inc.
(Registrant)

/s/ Xiaowei (Simon) Song
*Signature

Chief Executive Officer
Title

3